UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
October 23, 2008

The Children’s Internet, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-29611	20-1290331
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9701 Fair Oaks Blvd., Second Floor
Fair Oaks, CA 95628
(Address of principal executive offices)

110 Ryan Industrial Ct., Suite 9
San Ramon, CA 94583
(Former address of principal executive offices)

Registrant’s telephone number, including area code:
(916) 965-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 29, 2008 (the “Agreement Date”), The Children’s Internet, Inc. (“TCI” or the “Company”) entered into a Control Agreement (the “Control Agreement”) with The Children’s Internet Holding Company, LLC (“TCIH” or “TCI Holding”) and the following directors of TCI (the “Directors”): Jamshid Ghosseiri, Roger Campos, and Tyler Wheeler. Under the Control Agreement, TCI and the Directors agreed to take a number of actions related to the composition of the board of directors of TCI (the “Board”) and the appointment of officers of TCI. A copy of the Control Agreement is attached hereto as Exhibit 1.1.

Pursuant to the Control Agreement, Tyler Wheeler resigned as Chief Executive Officer of TCI and Richard J. Lewis III (“Lewis”) was appointed as the Chief Executive Officer of TCI. Lewis was also appointed a director and acting Chairman of TCI to fill the vacancy that existed on the Board as of the Agreement Date. Furthermore, the Directors agreed to submit their irrevocable resignations from the Board, which resignations are to be effective upon the expiration of the 10-day period (the “Rule 14f-1 Period”) set forth in Rule 14f-1 (“Rule 14f-1”) promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). TCIH named two directors, Ronald Bender and Richard Kwiecinski, to fill the vacancies created by the resignation of the Directors, whose appointment as directors will be effective on the expiration of the Rule 14f-1 Period.

TCI agreed not to take any actions to cause its indemnification obligations with respect to the Directors to be eliminated, reduced, or otherwise compromised. Currently outstanding options granted to the members of the Board as of the Agreement Date will remain exercisable to the extent exercisable on the Agreement Date and will not be earlier terminated because of the resignation of any of such optionees. TCI agreed not to grant any options or equity interests or incur any other obligations of any kind to any of the Directors, or to any other person until the expiration of the Rule 14f-1 Period.

TCI also agreed to call an annual or special meeting of its shareholders as soon as practically possible after the expiration of the Rule 14f-1 Period for the purposes of electing directors, voting on a proposed merger between TCI and TCIH, and such other matters as the new Board will deem appropriate.

In connection with executing the Control Agreement, TCIH agreed to cause the hearing in the Petition and Application for Order Compelling Shareholders’ Meeting and Order to Show Cause and/or Petition for Writ of Mandamus to Compel Shareholders’ Meeting, and the Order to Show Cause filed on behalf of TCI Holding against TCI and its board members (Case No.: 08 OC 00367 1B) (the “Petition”) to be postponed indefinitely. Upon expiration of the Rule 14f-1 Period, TCIH shall cause the Petition to be dismissed with prejudice. The parties to the Control Agreement agreed that all prior agreements between or among them, whether written or oral, are terminated void, expired, or of no further effect.

TCIH and TCI have had a significant relationship since entering into the Definitive Interim Stock Purchase Agreement (the “ISPA”) along with Shadrack Films, Inc. (“Shadrack”) on June 15, 2007. The ISPA and an amendment thereto were previously reported in the 8-K’s filed with the Securities and Exchange Commission (“SEC”) on June 21, 2007 and August 16, 2007, respectively. Lewis is the Manager and a member of TCIH, and as such, is a related party of TCIH.

The ISPA was superseded by the Definitive Stock Purchase Agreement (the “DSPA”) entered into on October 19, 2007 by and among TCI, Shadrack, TCIH, Lewis and Sholeh Hamedani. The DSPA and the amendments thereto was reported by TCI on the 8-K’s filed with SEC on October 25, 2007, December 12, 2007, February 12, 2008, March 6, 2008, and March 21, 2008, respectively. The four Amendments to the DSPA extending the closing date from December 31, 2007 until the last extension of March 31, 2008. TCI terminated the DSPA on May 9, 2008 pursuant a Memorandum (the “May 9 Memorandum”) filed with the SEC as an exhibit to the 8-K filed on May 15, 2008.

On December 6, 2007, TCI also issued a Warrant (the “Warrant”) to purchase 128,040,988 shares of TCI common stock at an exercise price of $0.0625 per share to TCI Holding. The Warrant expired on April 30, 2008.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

As of the Agreement Date and pursuant to the Control Agreement, Tyler Wheeler resigned as the Chief Executive Officer and a director of TCI and Roger Campos and Jamshid Ghosseiri resigned as directors of TCI. The resignations of such directors are effective upon the expiration of the 10-day period set forth in Rule 14f-1 applicable to each resigning director.

On October 24, 2008, Sholeh Hamedani resigned as a director and officer of TCI pursuant to the Final Judgment (as defined below).

As described above in response to Item 1.01, pursuant to the Control Agreement, Lewis was appointed the Chief Executive Officer of TCI, a director and the Acting Chairman of TCI on the Agreement Date. Lewis is 54 years of age. The Board also named Mr. Lewis as TCI’s Chief Financial Officer and Secretary. Lewis served as TCI’s Acting Chief Executive Officer and Acting Chief Financial Officer from October 2007 to May 9, 2008. Since May 2007 Lewis has been the Managing Member of TCIH. From 1996 to 2006, Lewis was Chief Executive Officer of EcoTechnology, Inc., a waste-to-energy emerging growth company, where he oversaw the funding, construction and installation of the world’s first municipal gasification plant in the wastewater treatment industry, located at Philadelphia, Pennsylvania. From 1985 to 1996, Lewis practiced public finance law in California, including service with the law firms Mudge Rose Guthrie Alexander & Ferdon and Whitman Breed Abbott & Morgan. Lewis received his BA from the University of Wisconsin in 1979, and his JD from the University of the Pacific, McGeorge School of Law in 1985.

Ronald Bender agreed to be a director of TCI on October 29, 2008 pursuant to the Control Agreement. Mr. Bender is 52 years of age. For the past 15 years, Mr. Bender has owned and operated a mid-sized construction company in California that specializes in erosion control. In 2005, Mr. Bender became affiliated with and is one of the main benefactors of the largest privately owned children’s paleontological museum in the world. Mr. Bender is also involved in several other philanthropic endeavors including providing educational opportunities to orphaned children in the Brazil.

Richard Kwiecinski agreed to be a director of TCI on October 29, 2008 pursuant to the Control Agreement. Mr. Kwiecinski is 58 years of age. During his business career, Mr. Kwiecinski was a partner in Brut Commodities (1978-1983), where he personally managed the investing and trading for over 100 client accounts; the Regional Manager for Mr. Builder (1983-1992) where he was responsible for over 65 franchises, Unit Director for Hamco (1992-2005), where he oversaw the marketing for all Hamco stores; and Sales Executive for Micro Systems (2005-2007), where he initiated strategic plans within the various divisions of Micro Systems to achieve profitability and growth. Since 2007, Mr. Kwiecinski has divided his time between several business ventures and philanthropic endeavors. In 1972, Mr. Kwiecinski graduated from the University of Illinois with a degree in Business Finance.

As described above in response to Item 1.01, Lewis has had an interest in transactions with the Company as a member and the Manager of TCIH in connection with the ISPA and DSPA. Pursuant to the Control Agreement, TCI has agreed to submit a proposal for a merger between TCIH and TCI to the vote of the shareholders of TCI. Lewis may have an interest in any such merger if he is still an affiliate of TCIH at the time of the merger.

Item 8.01	Other Events

SEC Complaint

On September 27, 2006, the SEC filed a complaint (the “SEC Complaint”) in the United States District Court, Northern District of California, Case No. C066003CW, against, among others, the Company, Sholeh Hamedani (former Chief Executive Officer of the Company), Nasser Hamedani (the father of Sholeh Hamedani), and Two Dog alleging violations of Section 10(b) of the Exchange Act and Rule 10b-5 by one or more defendants; violations of Section 13(a) of the Exchange Act and Rules 12b-20, 13a-1, 13a-11, 13a-13 by one or more defendants; violations of Section 13(b)(2)(A) of the Exchange Act by the Company; violations of Section 13(b)(2)(B) of the Exchange Act by the Company; and violations of Section 13(b)(5) of the Exchange Act and Rules 13b2-1, 13b2-2, 13a-14, 16(a) by one or more defendants. The complaint generally alleged that the Company and the individual defendants made false or misleading public statements regarding the Company’s business and operations, made false statements in various filings with the SEC, and in particular, in the June 2005 Annual Report and Restatement and 2005 Current and Quarterly Reports, and that the defendants, or some of them, induced investment in the Company through misrepresentation and omissions.

On October 23, 2008, the court issued its final judgment with respect to the SEC Complaint (the “Final Judgment”). Pursuant to the Final Judgment, Sholeh Hamedani was required to disgorge all TCI shares owned or controlled by her through Shadrack and TCI was ordered to open an escrow account to accept all such disgorged shares. TCI’s board of directors and remaining shareholders may determine how to dispose of such shares, but must seek the court’s approval of any disposition (including the selling, transferring, borrowing against or diluting of such shares). For purposes of establishing a quorum at a shareholder meeting, the disgorged shares shall be deemed present but not voting.

With respect to Sholeh Hamedani and Nasser Hamedani, the Final Judgment provided that they are prohibited from acting as an officer or director of any issuer that has a class of securities registered pursuant to Section 12 of the Exchange Act or that is required to file reports pursuant to Section 15(d) of the Exchange Act and imposed certain monetary penalties on them.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
1.1	Control Agreement dated October 29, 2008 by and between The Children’s Internet, Inc. and The Children’s Internet Holding Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2008

THE CHILDREN’S INTERNET, INC.

By:	/s/ Richard J. Lewis III
Richard J. Lewis III
Chief Executive Officer